UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 23, 2014

RUBICON FINANCIAL INCORPORATED
 (Exact name of registrant as specified in its charter)

Nevada	000-29315	13-3349556
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18872 MacArthur Boulevard, First Floor Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 668-9567

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

In connection with the appointment of Richard Onesto as the chief financial officer of the Registrant, as described in Item 5.02 below, the Registrant entered into an indemnity agreement with Mr. Onesto. A copy of the indemnity agreement is attached hereto as Exhibit 10.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective June 23, 2014, the Registrant appointed Richard Onesto, a current executive officer and director of Newport Coast Securities, Inc., the wholly owned operating subsidiary of the Registrant, to serve as its Chief Financial Officer.

Richard Onesto was named the Chief Financial Officer of Newport Coast Securities in March 2013. Prior to becoming an executive officer of NCS, Onesto was registered with and the CFO of Meyers & Associates from March of 2012 through January of 2013. Prior to joining Meyers, Onesto was CFO for Far Hills Group from June of 2006 to March of 2012. Mr. Onesto began his securities industry career at S.G. Warburg in 1991 and holds a BBA in Accounting and Taxation from Pace University. He also holds series 7, 24, 27 & 99 licenses.

Mr. Onesto is not a director of any other public company, nor is he related to any officer, director or affiliate of the Registrant.  Mr. Onesto is not a party to any pending legal proceeding, nor has he been subject to a bankruptcy petition filed against him, nor been convicted in, or subject to, any criminal proceeding.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Indemnity Agreement between the Registrant and Richard Onesto dated June 23, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rubicon Financial Incorporated

By: /s/ Joseph Mangiapane, Jr.
      Joseph Mangiapane, Jr., Chief Executive Officer

Date: June 24, 2014